AMENDMENT TO THE MASTER FORWARD LEASE AGREEMENT

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY FZC

(AS LESSEE)

AND

FIRST ABU DHABI BANK PJSC

(AS LESSOR)

بنك أبوظبي الأول ش.م.ع • بناية بنك أبوظبي الأول، مجمع خليفة للأعمال 1 - منطقة القرم، ص.ب 6316 أبوظبي، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+

First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

FAB ISLAMIC الإسلامي

AMENDMENT TO THE MASTER FORWARD LEASE AGREEMENT

THIS AMENDMENT TO THE MASTER FORWARD LEASE AGREEMENT (the "**Amendment Agreement**") is made on 29th December, 2019.

Between:

1. **Brooge Petroleum and Gas Investment Company FZC**, a company incorporated under the laws of Fujairah Free Zone, Fujairah, United Arab Emirates (the "**Lessee**"); and
2. **First Abu Dhabi Bank PJSC**, acting through its branch in Abu Dhabi, United Arab Emirates, having its registered address at P.O. Box 6316 Abu Dhabi, UAE (the "**Lessor**") under the Transaction Documents (as defined below).

Whereas:

a) The Amendment Agreement is supplemental to Master Forward Lease Agreement dated 29th June, 2015 made between the Parties, as amended from time to time (the "**Principal Agreement**") in relation to all of the facility offer letters referred in the Amendment to Facility Letter dated 29th December, 2019 (the "**Amendment Letter**").

b) The Parties have agreed to amend the Principal Agreement as set out in this Amendment Agreement.

IT IS AGREED as follows:

1. Definitions and Interpretation

1.1 Definitions

In this Agreement:

(a). Unless the context otherwise requires and save as mentioned below and amended hereby, words and expressions defined in the Principal Agreement shall have the same meanings when used in this Amendment Agreement.

(b). The principles of construction set out in the Principal Agreement shall have effect as if set out in this Amendment Agreement.

(c). In this Amendment Agreement:

"Effective Date" means the date of this Amendment Agreement.

2. Amendments to the Principal Agreement

2.1 The Lessor and the Lessee hereby agree to amend the Fixed Rental Payments for the subsequent Lease Periods in accordance with this Agreement.

2.2 With effect from the Effective Date, along with all other upcoming Fixed Rental Payments stated in Schedule 2 of the Principal Agreement the following shall be included:

Schedule 2 to the Forward Lease –Rental Payments

Fixed Rental Payments

Rental Payment Date	Fixed Rental Payments (AED)
31-Jan-20	3,242,439.00
28-Feb-20	24,286,589.36
30-Apr-20	6,484,359.12
31-Jul-20	6,484,420.73
31-Oct-20	6,484,189.03
31-Jan-21	6,483,953.67
30-Apr-21	6,483,303.80
31-Jul-21	6,483,465.31
31-Oct-21	6,483,218.55
31-Jan-22	6,482,967.90
30-Apr-22	6,482,335.14
31-Jul-22	6,482,448.73
31-Oct-22	6,482,185.95
31-Jan-23	6,481,919.02
30-Apr-23	6,481,304.48
31-Jul-23	6,481,367.08

Rental Payment Date	Fixed Rental Payments (AED)
31-Oct-23	6,481,087.25
31-Jan-24	6,480,803.01
30-Apr-24	6,480,309.99
31-Jul-24	6,480,217.81
31-Oct-24	6,479,919.86
31-Jan-25	6,479,617.22
30-Apr-25	6,479,042.65
31-Jul-25	6,478,993.36
31-Oct-25	6,478,676.12
31-Jan-26	6,478,353.88
30-Apr-26	6,477,801.24
31-Jul-26	6,477,690.54
31-Oct-26	6,477,352.77
31-Jan-27	6,477,009.67
30-Apr-27	6,476,480.37
31-Jul-27	6,476,304.33
31-Oct-27	6,475,944.70
31-Jan-28	6,475,579.42
30-Apr-28	6,475,119.42

بنك أبوظبي الأول ش.م.ع • بناية بنك أبوظبي الأول، مجمع خليفة للأعمال 1 - منطقة القرم، ص.ب 6316 أبوظبي، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

AMENDMENT TO THE MASTER FORWARD LEASE AGREEMENT

Rental Payment Date	Fixed Rental Amount (AED)
31-Jul-28	6,474,830.08
31-Oct-28	6,474,447.23
31-Jan-29	6,474,058.34
30-Apr-29	6,473,580.28
31-Jul-29	6,473,260.78
31-Oct-29	6,472,853.19
31-Jan-30	6,472,439.18
30-Apr-30	6,471,989.23
30-Jul-30	6,469,012.50

3. **Third Party Right**

A person who is not a party to this Amendment Agreement has no right to enforce any term of this Amendment Agreement.

4. **Designation of Transaction Documents**

In accordance with the Principal Agreement, the Company and the Bank designate this Amendment Agreement as a Finance Document.

5. **Representations**

Each party confirms to the other party that the representations and warranties set out in Clause 4 (*Representations and Warranties*) of the Principal Agreement are, and on the Effective Date, true in all material respects with respect to the circumstances existing at the time such representations and warranties are made.

AMENDMENT TO THE MASTER FORWARD LEASE AGREEMENT

6. **Miscellaneous**

6.1 Continuation of Principal Agreement

Save as amended by this Amendment Agreement, the provisions of the Principal Agreement and any other Transaction Documents shall continue in full force and effect and the Principal Agreement and this Amendment Agreement shall, where applicable, be read and construed as one instrument.

6.2 Incorporation of Terms

The provision of Schedule 2 to the Forward Lease- Rental Payments (as amended by this Amendment Agreement) shall be incorporated into this Amendment Agreement as if set out in full in this Amendment Agreement and as if references in those clauses to "this Agreement" or "the Transaction Documents" are references to this Amendment Agreement.

6.3 Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Amendment Agreement.

7. **Further Assurance**

The Lessee shall, at the request of the Lessor and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.

8. **Law and Jurisdiction**

This Amendment Agreement shall be governed by, and be construed in accordance with, English Law.

AS WITNESS WHEREOF the hands of the parties hereto the day and year first before written.

Authorised Signatory

(pursuant to a resolution by its Board of Directors) acting by:

Director:	Nicolaas Paardenkooper
Director/Secretary:	

SIGN HERE

Executed by the **Brooge Petroleum and Gas Investment Company FZC [The Lessee]**

Authorised Signatory

Signature:		
Name:	CRISTOBAL FIGUEROA	Bassam Marawuch
Title:	AVP / LEAD	Director, CBG
Date:	30/12/2019	30/12/2019

For and on behalf of **First Abu Dhabi Bank PJSC [The Lessor]**